SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2007

Davi Skin, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-14297	86-0907471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue, Suite B130 Marina Rey, California	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-827-0800

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed on January 9, 2007 with the Securities and Exchange Commission.

SECTION 8 — Other Events

ITEM 8.01 - Other Events

(a) The Board of Directors has designated June 15th as the date of Davi Skin, Inc.’s (the “Company”) Annual Meeting of Shareholders.

(b) On January 3, 2007, the Company entered into an agreement with Donald B. Schwall, Jr. (“Mr. Schwall”). Pursuant to the agreement, Mr. Schwall is obligated to act as a consultant and advisor to the Company on various promotional and marketing campaigns, including developing online promotional concepts, events and materials to increase website awareness, service membership, and eCommerce product sales. Mr. Schwall will also provide consulting services relating to endorsements, co-operative promotions, and other forms of strategic alliances. The agreement provides that the Company shall compensate Mr. Schwall for his services with 400,000 shares of Company common stock issued under the Company’s stock compensation plan as follows: 200,000 shares upon execution of the Agreement, and 200,000 shares on April 1, 2007 so long as the agreement is in effect on such date. The agreement shall terminate on January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ Joseph Spellman
Joseph Spellman
Chief Executive Officer

Date: April 17, 2007